Super Community Bank Conference / Southeast 2004
February 2 — February 3, 2004
NASDAQ: FCTR

Forward Looking Statements
This presentation contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation.
These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the company does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which the company is engaged; (9) regulatory compliance cost increases are greater than expected; (10) decisions to change the business mix of the company; and (11) strategic initiatives to increase revenues are not successfully implemented. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. The company undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

Agenda
Who is First Charter?
What Have We Done?
First Charter’s Community Banking Growth Strategy
Where Are We Going?
First Charter—A Compelling Investment Choice

Who is First Charter? ....as of December 31, 2003
• Assets: $4.2 Billion • 58 Banking & Insurance Offices
• Deposits: $2.4 Billion • 1,100 Employees Serving 138 Thousand Households
• Market Cap: $586.1 Million

First Charter’s Dynamic Market
Charlotte, North Carolina SMA 26th Largest City in the United States
Strong, diversified economy
Over 15,000-middle market businesses
First Charter has 6-percent market share of deposits—94 percent of the market does not bank with us yet

What Have We Done?
Total Assets in Millions

What Have We Done?
Earnings Per Share

2003... A YEAR OF TRANSITION

2003 Significant Events
Improved Asset Quality
Reduced OREO by 34%
• Sold two largest properties for $4.7 million
Sold $11.7 million Credit Card Portfolio
Sold $60.9 million of problem loans • $20.9 in non-accruing loans • $40.0 in high-risk problem loans
Improved Portfolio Management
• Centralized problem loan management

Improved Asset Quality Ratios(1) (1) Excludes loans held for sale. Nonperforming Loans Nonperforming Loans / Net Loans Nonperforming Assets Nonperforming Assets / Net Loans and Foreclosed Properties Charge-offs Net Charge-offs / Net Loans-annualized Allowance for Loan Losses Allowance for Loan Losses / Net Loans 0.66% 0.96% 0.39% 1.14% December 31, 2002 1.28% 1.76% 0.30% 1.31% Past Dues Past Due Loans over 30 days as a percentage of loans 1.04% 1.20% December 31, 2003 10

Loan Portfolio Detail
Commercial Loans 57% of Total Loans
• 98% Secured
• $194M Average Loan Size
Retail Loans 43% of Total Loans
• 98% Secured
• $33M Average Loan Size Excludes loans held for sale.

2003 Significant Events
Improved Operating Procedures
Redesign of BSA and AML Procedures
• Focused management attention
• New Policies and Procedures Manual
• New Technology
• 2-year look back completed
New Comprehensive Business Continuity Program
New Information Technology Strategic Plan
Completed Sarbanes-Oxley 404 Certification Program

Significant Events
Improved the Margin
Refinanced $131 million of FHLB borrowings
• Result: $4.8 million reduced interest expense in 2004
Swapped $100 million of longer term fixed rate borrowings to floating rate borrowings
Converted $120 million of existing floating rate FHLB borrowings to fixed rate with maturities from 1 to 3 years
• Result: $1.1 million net reduction interest expense in 2004
If market conditions permit, First Charter will compete additional interest rate SWAPs and convert more floating rate borrowings to fixed rates

To Ensure an Asset Sensitive Balance Sheet
62% of loan portfolio has variable rates
Expect $500 million in cash flows from Investment Portfolio in 2004
Changed Core Deposit Mix to More Transaction Deposits
• Result: $210 million increase in Checking and Money Market, and $105 million decline in Certificates of Deposit

Change Core Deposit Mix
Checking & Money Market Balances Certificate of Deposit Balances

First Charter’s Community Banking Growth Strategy
Our Premise:
To be highly successful, we must attract and retain more consumers and closely held businesses to First Charter

Community Banking Growth Strategy
Exceptional Service
Customer Acquisition
Customer Retention

Community Banking Growth Strategy—Exceptional Service
Quarterly Customer Survey
Final Question:
Overall, how satisfied were you with the service that you received the last time you visited First Charter Bank?
Very Satisfied
Satisfied Somewhat Satisfied Dissatisfied Very Dissatisfied

Exceptional Service
...Consistently Delivering “Expect More” Service *Percent of Very Satisfied Clients *Quarterly independent survey of approximately 1600 customers.

Customer Acquisition
Checking Account Marketing Program (CHAMP) Customer Acquisition
...CHAMP Results 2003 Goal: 40,000 New Checking Accounts 2003 Actual: 40,995 New Checking Accounts

Customer Acquisition
...*Core Retail Household Growth *Core Retail Household includes a DDA Account.

Customer Acquisition
...Strong Sales Culture = Additional Product Sales New customer cross-sell ratio 2.7x Overall cross-sell ratio 3.9x New Core Retail HHs Products Sold

Customer Acquisition—New Facilities
Replacement Branches
• SouthPark
• Mint Hill
• Park Road
• Cornelius
• Waterside Crossing
New Branch
• Birkdale

Customer Acquisition—New Facilities (BIRKDALE)

Customer Retention
...Attrition Ratio *Haberfeld Associates Research

Value of Improved Customer Retention
3,000 more retained accounts in 2003
$205 average annual profit per account Value of retained accounts is $615 thousand in additional income

Success of Community Banking Strategy
40,995 New DDA Accounts
Service Charge Income Growth of 16% Money
Market Growth of 54% ##Net Loan Growth of 9%

Success of Community Banking Strategy...(continuation)
##Financial Management Income Growth of 55% ##Mortgage Revenue Growth of 29% ##Brokerage Services Revenue Growth of 32% ##Insurance Revenue Growth of 7%

Additional Growth Strategies
....Expanding the Community Bank while protecting the Franchise
DeNOVO
• Existing market infill
• Contiguous markets
• New markets — Raleigh, North Carolina — Columbia, South Carolina
- Greenville, South Carolina
Acquisition
• Small bank in large markets
• Larger banks in good markets

First Charter’s 2004 Key Growth Goals
New Checking Accounts 40,000 Deposit Growth 10% Consumer Loan Growth 17% Commercial Loan Growth 10% Revenue Growth 20% Expense Decline 10% Earnings Per Share $1.38 — $1.42

2004 Consensus Earnings Per Share Estimates Consensus EPS High Low Number of Estimates $1.31 $1.38 $1.24 4

FCTR: A Compelling Investment Choice
Dynamic Market
Improved Asset Quality
Improved
Margin
Improved Bank Operations
Proven Growth Strategy, exportable to additional markets

NASDAQ: FCTR